Exhibit 3.2

BYLAWS
OF
CEMTREX, INC.
(a Nevada corporation)
(Adopted October 7, 2026)

ARTICLE I
OFFICES

Section 1.1 Registered Office.

The registered office of the Corporation in the State of Nevada shall be the office of the Corporation’s registered agent in the State of Nevada as designated from time to time by the Board of Directors in accordance with the Nevada Revised Statutes, as amended from time to time (the “NRS”).

Section 1.2 Other Offices.

The Corporation may also have offices at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings.

All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any physical place, but may instead be held solely by means of remote communication in accordance with NRS 78.320(4)–(6). If a meeting is held by remote communication, the Corporation shall implement reasonable measures to verify the identity of each person participating as a stockholder or proxy holder and to provide stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, in a substantially concurrent manner.

Section 2.2 Annual Meetings.

The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors shall designate.

Section 2.3 Special Meetings.

Special meetings of stockholders may be called only by (i) the Board of Directors, (ii) the Chair of the Board, or (iii) the Chief Executive Officer. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. Stockholders shall not have the power to call a special meeting except as required by the NRS or the terms of any outstanding series of Preferred Stock.

Section 2.4 Notice of Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place (if any), date and hour of the meeting, the means of remote communication (if any), the record date for determining stockholders entitled to notice of and to vote at the meeting (if different from the record date for notice), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be given by mail, overnight delivery, or electronic transmission in accordance with NRS 78.370. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address appearing on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary, or the transfer agent that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.5 Quorum.

Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any particular matter), shall constitute a quorum for the transaction of business. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set.

Section 2.6 Adjournments.

Any meeting of stockholders may be adjourned from time to time by the chair of the meeting or by the stockholders present or represented by proxy. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place (if any) and means of remote communication (if any) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Voting and Proxies.

Except as otherwise provided in the Articles of Incorporation, each stockholder shall be entitled to one vote for each share of Common Stock held by such stockholder and to the number of votes provided in the Articles of Incorporation for any series of Preferred Stock. There shall be no cumulative voting. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

No proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period, which shall not exceed seven (7) years, except as otherwise provided for irrevocable proxies under NRS 78.355. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by remote communication, or by delivering to the Secretary a revocation or a later-dated proxy.

Section 2.8 Voting Procedures and Required Vote.

The vote on any matter, including the election of directors, need not be by written ballot. Directors shall be elected by a plurality of the votes cast. Except as otherwise provided by the Articles of Incorporation, these Bylaws or the NRS, all other matters shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Section 2.9 Inspectors of Election.

The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors. If no inspector or alternate is able to act, the person presiding at the meeting may appoint one or more inspectors. Each inspector shall take and sign an oath to execute the duties of inspector with strict impartiality. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, retain a record of challenges, and certify their determinations. No candidate for office at an election may serve as an inspector at such election.

Section 2.10 Organization.

Meetings of stockholders shall be presided over by the Chair of the Board, or in his or her absence by the Chief Executive Officer, or in the absence of the foregoing persons by a chair designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11 Conduct of Meetings.

The Board of Directors may adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules may include: (i) an agenda or order of business; (ii) rules for maintaining order and safety; (iii) limitations on attendance and participation to stockholders of record, their proxies, and such other persons as the chair shall determine; (iv) restrictions on entry after the meeting has begun; and (v) limitations on time allotted to questions or comments. The chair shall, if the facts warrant, determine and declare that a matter was not properly brought before the meeting, and any such matter shall not be transacted. Meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12 Stockholder List.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting as required by the NRS during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network. If the meeting is held at a place, the list shall also be produced and kept at the meeting. If the meeting is held solely by remote communication, the list shall be open for examination as provided by the NRS. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list or to vote at the meeting.

Section 2.13 Action by Written Consent.

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the stockholders holding at least a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote on the action (or such greater proportion as would be required to take such action at a meeting) and shall be delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, in accordance with NRS 78.320. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing.

Section 2.14 Advance Notice of Stockholder Business and Nominations.

2.14.1 Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any authorized committee thereof, or (iii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.14, on the record date for the meeting, and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and disclosure requirements set forth in this Section 2.14. Clause (iii) of this Section 2.14.1(a) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14.1(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than nominations) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper form, a stockholder’s notice under this Section 2.14.1 must set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such Stockholder Associated Person, if any, (B) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (E) any short interest in any security of the Corporation, (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household;

(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(v) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

(vi) if the nominee is to be submitted for inclusion on the Corporation’s universal proxy card pursuant to Rule 14a-19 under the Exchange Act, a written representation that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and a statement that the Corporation may rely on such representation. Notwithstanding the foregoing, no stockholder shall be entitled to submit any nominee for inclusion on the Corporation’s universal proxy card unless such stockholder has provided the representation required by this Section 2.14.1(c)(vi). If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met all applicable requirements of Rule 14a-19. Without limiting the other provisions of this Section 2.14, unless otherwise required by law, if any stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19(a)(3) under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.14, then such stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any stockholder meeting (or any supplement thereto), and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, a stockholder seeking to nominate a director or bring other business before an annual meeting shall promptly provide any additional information reasonably requested by the Corporation to determine compliance with this Section 2.14.

2.14.2 Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 2.14, on the record date for the meeting, and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures and disclosure requirements set forth in this Section 2.14 as to such director nominations. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.14.1(c) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

2.14.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal or nomination shall be disregarded, including whether any stockholder has complied with Rule 14a-19 under the Exchange Act and this Section 2.14.

(b) For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder with respect to the Corporation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person referred to in clause (i) or (ii) above.

(c) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any rights of holders of any class or series of Preferred Stock to nominate or elect directors pursuant to and in accordance with the terms of the Articles of Incorporation.

(d) If information submitted pursuant to this Section 2.14 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such inaccuracy may be grounds for the chair of the meeting to disregard such nomination or proposal. Upon request by the Corporation, any stockholder proposing a nominee shall update and supplement the information previously provided to the Corporation as necessary so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting in the case of the update required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.

ARTICLE III
DIRECTORS

Section 3.1 General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2 Number, Election and Term.

The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders or residents of the State of Nevada.

Section 3.3 Vacancies and Newly Created Directorships.

Any vacancy on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause, and any newly created directorship resulting from any increase in the number of directors, shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

Section 3.4 Resignation.

Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt. Unless otherwise specified in the resignation, acceptance shall not be necessary to make it effective.

Section 3.5 Removal.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the voting power of the shares then entitled to vote at an election of directors, subject to any additional requirements set forth in the Articles of Incorporation or the NRS.

Section 3.6 Meetings.

The Board of Directors may hold meetings, both regular and special, either within or without the State of Nevada. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer, or a majority of the directors then in office on at least twenty-four (24) hours’ notice to each director. Directors may participate in any meeting by conference telephone or other communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person.

Section 3.7 Quorum and Action.

At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present, the directors present may adjourn the meeting from time to time until a quorum is present.

Section 3.8 Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.9 Compensation.

The Board of Directors shall have the authority to fix the compensation of directors. Directors may be reimbursed for their expenses incurred in connection with attendance at meetings.

ARTICLE IV
COMMITTEES OF THE BOARD

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the limitations of the NRS, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless otherwise specified in the designating resolution, a majority of the then authorized members of a committee shall constitute a quorum, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings.

ARTICLE V
OFFICERS

Section 5.1 Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President (who may be the same person as the Chief Executive Officer), a Secretary and a Treasurer or Chief Financial Officer, and may include a Chair of the Board, one or more Vice Presidents, and such other officers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person.

Section 5.2 Appointment and Term of Office.

The officers of the Corporation shall be appointed by the Board of Directors. Each officer shall hold office until such officer’s successor is appointed or until such officer’s earlier resignation or removal.

Section 5.3 Removal and Resignation.

Any officer may be removed, with or without cause, at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. The removal or resignation of an officer shall be without prejudice to the contract rights, if any, of the officer or the Corporation. The appointment of an officer shall not of itself create contract rights.

Section 5.4 Duties of Officers.

The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.

ARTICLE VI
STOCK AND STOCK CERTIFICATES

Section 6.1 Certificates; Uncertificated Shares.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 6.2 Signatures.

Every certificate representing shares shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all signatures may be facsimiles.

Section 6.3 Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by the Board of Directors, the giving of a bond sufficient to indemnify the Corporation against any claim.

Section 6.4 Transfers of Stock.

Transfers of shares of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney duly authorized in writing. The Corporation may maintain one or more transfer offices or agents and registry offices or agents as determined by the Board of Directors.

Section 6.5 Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Right to Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the NRS as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

Section 7.2 Advancement of Expenses.

The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3 Claims.

If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4 Nonexclusivity of Rights.

The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 7.5 Other Sources.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity.

Section 7.6 Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7.7 Other Indemnification.

This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.2 Seal.

The Corporation may, but shall not be required to, adopt a corporate seal.

Section 8.3 Waiver of Notice.

Whenever notice is required to be given under any provision of the NRS, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.4 Books and Records.

The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees, and shall keep at its registered office or principal place of business a record of its stockholders. Any records maintained by the Corporation in the regular course of its business may be kept on or by means of any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE IX

EXCLUSIVE FORUM

Section 9.1 Internal Actions.

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for any action, suit or proceeding, whether civil, administrative or investigative (i) brought derivatively on behalf of the Corporation, (ii) asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or its stockholders, (iii) constituting an internal action (as defined in NRS 78.046), including any action asserting a claim arising pursuant to any provision of Title 7 of the NRS, the Articles of Incorporation or these Bylaws, any agreement entered into pursuant to NRS 78.365, or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (iv) to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, or (v) asserting a claim governed by the internal affairs doctrine. If the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, then the Second Judicial District Court of Washoe County, Nevada shall be the sole and exclusive forum therefor; if neither such court has jurisdiction, then any federal district court located within the State of Nevada shall be the sole and exclusive forum therefor. This Section 9.1 shall not apply to any action brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 9.2 Securities Act Claims.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 9.3 Deemed Notice and Consent.

Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X
INAPPLICABILITY OF CONTROL SHARE STATUTE

In accordance with NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive (Acquisition of Controlling Interest), as amended from time to time, or any successor provisions, shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

ARTICLE XI
AMENDMENTS

These Bylaws may be amended, altered or repealed, and new bylaws may be adopted, by the Board of Directors or by the stockholders entitled to vote, in accordance with the Articles of Incorporation and the NRS.